Exhibit 10.3

MUTUAL RESCISSION AGREEMENT

THIS MUTUAL RESCISSION (the “Rescission Agreement”), is made and entered into as of November 11, 2020, by and among Summit Networks, Inc. (“SNTW”), a Nevada company; Goodwill Motion Enterprises Inc. (“Goodwill,” formerly named “MoralArrival Environmental and Blockchain Technology Services Limited,” a British Virgin Islands company (“MoralArrival”)); and Shuhua Liu, the shareholder of Goodwill. SNTW, Goodwill and Liu are sometimes referred to herein collectively as the “Parties” and individually as the “Party”.

Recitals:

A. Pursuant to that certain Share Exchange Agreement (the “Exchange Agreement”) by and among SNTW, MoralArrival and the Liu, dated April 9, 2019 (the “Effective Time”), SNTW agreed to acquire all of the outstanding capital stock of Goodwill (the “Share Exchange”), in exchange for the issuance by SNTW to Liu of an aggregate of 300,000 shares of SNTW’s common stock, par value $0.001 (the “Common Stock”).

B. On July 17, 2019, SNTW did a 1:10 forward split of its shares of the Common Stock. As a result, the 300,000 shares of Common Stock Liu received pursuant to the Exchange Agreement were split into 3,000,000 shares of Common Stock (the “Summit Shares”).

C. On May 4, 2020, MoralArrival Environmental and Blockchain Technology Services Limited changed its name to “Goodwill Motion Enterprises Inc.”

D. Shuhua Liu has never caused any shares of MoralArrival or Goodwill to be tendered to SNTW pursuant to the Exchange Agreement. Therefore, SNTW has never acquired or possessed any ownership interest in MoralArrival or Goodwill, neither does SNTW desire to do so in the future.

E. Notwithstanding anything to the contrary contained in the Exchange Agreement, this Rescission Agreement shall constitute an amendment to the Exchange Agreement. Any capitalized term used herein and not defined herein shall have the same meaning ascribed to such term in the Exchange Agreement.

F. The Parties have each mutually agreed to, and determined that it is fair to, and in their best interests to, rescind the Exchange Agreement and unwind the Share Exchange and the transactions contemplated thereby as if they never occurred upon the terms and subject to the conditions set forth in this Rescission Agreement.

G. Liu agreed to enter into this Rescission Agreement and acknowledged the transactions contemplated and described hereby, including, without limitation, to rescind the Exchange Agreement, return the 3,000,000 shares of Common Stock to SNTW and unwind the Share Exchange and the transactions contemplated thereby as if they never occurred, upon the terms and subject to the conditions set forth in this Rescission Agreement.

H. Effective ab initio, and subject to the terms set forth herein, the Parties agree to rescind the Exchange Agreement and unwind the Share Exchange and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in this Rescission Agreement.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including avoiding the costs of litigation, the Parties agree as follows:

1. Recitals. The above stated Recitals are true and correct and are incorporated by reference into this Rescission Agreement.

2. Rescission. Effective ab initio, the Exchange Agreement, in its entirety, is hereby unequivocally rescinded, abrogated, cancelled, void in its inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the Exchange Agreement and Share Exchange. Upon completion of the deliveries set forth in Section 3 below, the obligations of all Parties shall be terminated and the Share Exchange and the transactions contemplated thereby unwound and voided as if the Exchange Agreement was never entered into and the Share Exchange never occurred. All agreements entered into, as contemplated by the Exchange Agreement, are terminated effective ab initio.

3. Deliveries. Contemporaneous with the execution of this Rescission Agreement, the following shall occur:

(a)	Liu shall deliver to SNTW 3,000,000 shares of the Common Stock which were issued to Liu under the Exchange Agreement (as indicated in the Schedule A hereto) together with such executed stock powers as may be reasonably requested in order to complete the transfer; and

(b)	SNTW shall cause the issuance of 3,000,000 shares of Common Stock to be cancelled upon the delivery of such number of shares by Liu.

4. Representations.

(a) Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Rescission Agreement by SNTW and Goodwill and the transactions contemplated hereby have been authorized by their respective Board of Directors, and to the extent required by law, approved by their respective shareholders.

(c) Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of the actions of an indemnifying Party for:

(i) Any breach of or inaccuracy in representations, warranties or agreements herein;

(ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements was inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying Party or any of its directors or officers.

(d) Liu did not encumber the shares of Common Stock of SNTW in any way. The representations, warranties and agreements contained in this Rescission Agreement shall be binding on each Party’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.

5. Time of the Essence. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Rescission Agreement.

6. Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Rescission Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Rescission Agreement.

7. Report on Form 8-K. The Parties agree that SNTW shall file a Form 8-K with the SEC in the form previously approved by SNTW and Goodwill within four (4) business days of the date hereof reporting this Rescission Agreement, unless SNTW is allowed otherwise by applicable laws.

8. Counterparts and Fax Signatures. This Rescission Agreement may be executed by fax signature and in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed a single instrument.

9. Benefit. This Rescission Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Rescission Agreement shall not be assigned by any Party without the prior written consent of the other Party.

10. Severability. In the event that any particular provision or provisions of this Rescission Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties hereto.

11. Execution Knowing and Voluntary. In executing this Rescission Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Rescission Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Rescission Agreement voluntarily, free from any influence, coercion or duress of any kind.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to: Summit Networks, Inc.

Attn: Chao Long Huang

205-1571 West 57th Avenue

Vancouver, BC V6P 0H7, Canada

(b) If to: Goodwill Motion Enterprises Inc. (BVI) or its shareholders

Wing Cheong Commercial Building

Flat B, 3/F

19-25 Jervois Street, Sheung Wan,

Hong Kong

13.  Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Rescission Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

14. Governing Law, Forum and Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Rescission Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Rescission Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Rescission Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS RESCISSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Entire Agreement. This Rescission Agreement represents the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior oral or written agreements or undertakings between the Parties to such matters. This Rescission Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the Parties hereto.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Rescission Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

SUMMIT NETWORKS, INC.

/s/ Chao Long Huang
By:	Chao Long Huang, Chief Financial Officer

GOODWILL MOTION ENTERPRISES INC. (BVI)

/s/ Shuhua Liu
By:	Shuhua Liu, Director

SHAREHOLDER OF GOODWILL MOTION ENTERPRISES INC. (BVI):

/s/ Shuhua Liu
Shuhua Liu, shareholder

[Signature Page of the Mutual Rescission Agreement]

Schedule A

Shares of SNTW Issued in Share Exchange Transaction

Shareholders	No. of shares	Percent

Shuhua Liu	3,000,000	100%
TOTAL	3,000,000	100%